Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (the “Amendment”) is executed June 16, 2016, by and between Chesapeake Energy Corporation (the “Company”), and Robert D. Lawler (the “Executive”).
WHEREAS, the Company and the Executive entered into an employment agreement effective July 1, 2013 (the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement to extend the Term.
NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:
1.Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the same meaning in this Amendment as in the Employment Agreement.
2.Amendment to Employment Agreement.
The first sentence of Section 5 of the Employment Agreement is amended to provide as follows:
The term of Executive’s employment under the provisions of this Agreement shall be for a period commencing on the Effective Date and ending on December 31, 2018 (the “Term”); provided, however, that the Term shall automatically be extended thereafter for successive periods of one year unless, at least one hundred twenty (120) days prior to the expiration of the then current Term, either party shall have given written notice to the other of the intention not to extend the Term (a “Notice of Nonrenewal”); and provided, further, that if during the Term of this Agreement a Change of Control occurs, the Term of this Agreement shall be extended to the later of the original expiration date of the Term or the expiration of the Change of Control Period; and provided, further, that if the Company provides a Notice of Nonrenewal to the Executive in accordance with this Section 5 and terminates the Executive’s employment without Cause upon the expiration of the Term, then such termination shall be considered a termination of the Executive’s employment by the Company without Cause pursuant to Section 6.1.1(a) or 6.1.2(a), as applicable, for all purposes under this Agreement, including for purposes of the Company’s obligations to pay termination compensation in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement to be effective June 16, 2016.

Company:	CHESAPEAKE ENERGY CORPORATION

	By:	/s/ James R. Webb
		Name:	James R. Webb
		Title:	Executive Vice President - General Counsel and Corporate Secretary

Executive:	/s/ Robert D. Lawler
Robert D. Lawler

2